Exhibit 8.1

Name of Company	Country of Incorporation and Operation	Shareholding	Principal Activities
Shenzhen Mindray Bio-Medical Electronics Co., Ltd.	PRC	MR Investments (HK) Limited: 88.918828% MR Holdings (HK) Limited: 11.081086% Non-controlling interest:0.000087%*	Manufacturing and sales of medical equipment, research and development of related products and investment holding

Shenzhen Mindray Investment & Development Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99% Nanjing Mindray Bio-Medical Electronics Co., Ltd.:1%	Investment holding

Nanjing Mindray Bio-Medical Electronics Co., Ltd.	PRC	MR Holdings (HK) Limited:100%	Manufacturing and sales of medical equipment and research and development of related products

Shenzhen Mindray Software Technology Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:80% Nanjing Mindray Bio-Medical Electronics Co., Ltd.:20%	Development and sale of software applications

Shen Mindray(Beijing) Medical Technology Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:100%	Research and development of medical equipment and related products

Xi’an Shen Mindray Medical Electronics Technology Research Institute Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99.9% Nanjing Mindray Bio-Medical Electronics Co., Ltd.:0.1%	Research and development of medical equipment and related products

Chengdu Shen Mindray Medical Electronics Technology Research Institute Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99.9% Nanjing Mindray Bio-Medical Electronics Co., Ltd.:0.1%	Research and development of medical equipment and related products

Shanghai Medical Optical Instruments Factory Co., Ltd	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:100%	Manufacturing and sales of medical equipment and research and development of related products

Beijing Shen Mindray Medical Electronics Technology Research Institute Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99.9% Non-controlling interest:0.1%*	Research and development of medical equipment and related products

Zhejiang Greenlander Info. Tech Co., Ltd	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:60.01% Non-controlling interest:39.99%*	Manufacturing and sales of medical equipment and research and development of related products

Hangzhou Optcla Medical Instrument Co., Ltd	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:60% Non-controlling interest:40%*	Manufacturing and sales of medical equipment and research and development of related products

*	Non-controlling interest is held by independent third parties.

Name of Company	Country of Incorporation and Operation	Shareholding	Principal Activities
Shenzhen Shenke Medical Instrument Technical Development Co., Ltd	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Suzhou Hyssen Electronic Technology Ltd	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Hunan Changsha Tiandiren Biotech Co., Ltd	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Wuhan Dragonbio Surgical Implant Co., Ltd	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Beijing Precil Instrument Co., Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Shanghai Long Island Biotec. Co., Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%	Manufacturing and sales of medical equipment and research and development of related products

MR Holdings (HK) Limited	Hong Kong	Mindray Medical International Limited :100%	Investment holding

MR Investments (HK) Limited	Hong Kong	Mindray Medical International Limited :100%	Sales and marketing of medical equipment and investment holding

Mindray Global Limited	BVI	Mindray Medical International Limited :100%	Investment holding

Mindray Research and Development Limited	BVI	Mindray Medical International Limited :100%	Investment holding

Mindray DS USA Inc.	United States	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment and research and development of related products

Zonare Medical Systems, Inc.	United States	Mindray Medical Netherlands B.V.:100%	Manufacturing and sales of medical equipment and research and development of related products

Zenith Medical Systems Canada Ltd.	Canada	Zonare Medical Systems, Inc.:100%	Sales and marketing of medical equipment

Zenith Medical Systems Brazil	Brazil	Zonare Medical Systems, Inc:99.999% Zenith Medical Systems Canada Ltd.:0.001%	Sales and marketing of medical equipment

Zenith Medical Systems UK Ltd.	United Kingdom	Zonare Medical Systems, Inc.:100%	Sales and marketing of medical equipment

Zenith Medicinska Systems, AB	Sweden	Zonare Medical Systems, Inc.:100%	Sales and marketing of medical equipment

*	Non-controlling interest is held by independent third parties.

Name of Company	Country of Incorporation and Operation	Shareholding	Principal Activities
Zenith Medical Systems, GMBH	Germany	Zonare Medical Systems, Inc.:100%	Sales and marketing of medical equipment

Mindray Medical Canada Limited	Canada	Mindray Global Limited:100%	Marketing of medical equipment

Mindray Medical Sweden AB	Sweden	Mindray Medical Netherlands B.V.:100%	Sales of medical equipment and research and development of related products

Mindray (UK) Limited	United Kingdom	Mindray Medical International Limited :100%	Sales and marketing of medical equipment

Mindray Medical France SARL	France	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

Facai Immobilier	France	Mindray Medical France SARL:99.99% Mindray Medical Netherlands B.V.:0.01%	Property holding

Mindray Medical Germany GmbH	Germany	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

Mindray Medical Italy S.r.l.	Italy	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

Mindray Medical Netherlands B.V.	The Netherlands	MR Investments (HK) Limited:50% Mindray Investments Singapore Pte. Ltd.:50%	Sales and marketing of medical equipment and investment holding

Mindray Medical Espana S.L.	Spain	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

Mindray Medical Mexico S de R.L. de C.V.	Mexico	MR Holdings (HK) Limited:99.99% MR Investments (HK) Limited:0.01%	Sales and marketing of medical equipment

Mindray - Distribution and Commercialization of Medical Equipment Brazil Ltda.	Brazil	MR Investments (HK) Limited:99.9% MR Holdings (HK) Limited:0.1%	Marketing of medical equipment

Mindray Medical Colombia S.A.S	Colombia	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

Mindray Medical Rus Limited	Russia	MR Investments (HK) Limited:99.99% MR Holdings (HK) Limited:0.01%	Sales and marketing of medical equipment

Mindray Investments Singapore Pte. Ltd.	Singapore	Mindray Global Limited:100%	Investment holding

Mindray Medical India Private Limited	India	MR Investments (HK) Limited:79.5% Mindray Global Limited:20.3% Mindray Research and Development Limited:0.2%	Sales and marketing of medical equipment

PT Mindray Medical Indonesia	Indonesia	Mindray Investments Singapore Pte. Ltd.:99% MR Holdings (HK) Limited:1%	Sales and marketing of medical equipment

Mindray Medical Thailand Limited	Thailand	MR Investments (HK) Limited:98% MR Holdings (HK) Limited:1% Mindray Global Limited:1%	Sales and marketing of medical equipment

Name of Company	Country of Incorporation and Operation	Shareholding	Principal Activities
Mindray Medical Vietnam Company Limited	Vietnam	MR Investments (HK) Limited:100%	Sales and marketing of medical equipment

Mindray Medical Technology Istanbul Limited Liability Company	Turkey	Mindray Medical Netherlands B.V.:99.999% Mindray Investments Singapore Pte. Ltd.:0.001%	Sales and marketing of medical equipment

Mindray Medical Egypt Limited	Egypt	Mindray Medical Netherlands B.V.:99.999% Mindray Investments Singapore Pte. Ltd.:0.001%	Marketing of medical equipment

Mindray Medical (M) Sdn.Bhd.	Malaysia	MR Investments (HK) Limited:100%	Marketing of medical equipment

Mindray Medical Peru, SAC	Peru	Mindray Medical Netherlands B.V.:90% Mindray (UK) Limited :10%	Marketing of medical equipment

Mindray Bio-Medical Electronics Nigeria limited	Nigeria	Mindray Medical Netherlands B.V.:99% Mindray (UK) Limited :1%	Marketing of medical equipment

Mindray Bio-Medical Venezuela C.A.	Venezuela	Mindray Medical Netherlands B.V.:100%	Marketing of medical equipment

Mindray Medical Panama S.DE R.L.	Panama	Mindray Medical Netherlands B.V.:99% MR Investments (HK) Limited:1%	Marketing of medical equipment

Mindray Medical Australia (Holdings) Pty Ltd.	Australia	MR Investments (HK) Limited:100%	Investment holding

Mindray Medical Australia Pty Ltd.	Australia	Ulco Medical Pty Ltd:100%	Sales and marketing of medical equipment

Mindray Medical Korea Co., Ltd.	Seoul	MR Investments (HK) Limited:100%	Sales and marketing of medical equipment